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                                                                     EXHIBIT 2.2

                 AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER


                  AMENDMENT NO. 1 (this "Amendment") dated as of January 15, 2002 to that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of December 16, 2001, by and among ENERGY PARTNERS, LTD., a Delaware corporation ("Buyer"), SAINTS ACQUISITION SUBSIDIARY, INC., a Texas corporation and wholly owned subsidiary of Buyer ("Newco"), and HALL-HOUSTON OIL COMPANY, a Texas corporation (the "Company").


                                    RECITALS

                  Pursuant to Sections 5.9 and 10.5 of the Merger Agreement, the parties hereby amend the Merger Agreement.

                  All capitalized terms used herein and not defined shall have the meanings provided therefor in the Merger Agreement.


                                   AGREEMENTS

                  Accordingly, in consideration of the recitals and of the respective covenants, representations, warranties and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   AMENDMENTS


                  Section 1.1 Amendments to the Merger Agreement. The Merger Agreement is hereby amended as follows:

                  (a) Section 2.2 is amended by deleting the entire text of
Section 2.2(b) and replacing it with the following:

                                    (b) Except as set forth in Section 2.2(a),
                  each share of (i) Company Common Stock shall be entitled to receive (x) $0.047237 in cash, (y) 0.2361842 $11 Buyer
                  Warrants and (z) 0.078728 $9 Buyer Warrants (the consideration provided for in (x), (y) and (z), collectively, the "Common Stock Merger Consideration"), (ii) Company Preferred Stock which has not been converted into Common Stock or redeemed prior to the Closing shall be entitled to receive (w) $1.249736 in cash, (x) a pro rata share of 75% of the Earnout,
                  (y) 6.248681 $11 Buyer Warrants and (z) 2.082894 $9 Buyer
                  Warrants (the consideration provided for in (w), (x), (y) and
                  (z), together, "Preferred Stock Merger Consideration") and
                  (iii) each share of New
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                  Company Preferred Stock shall be entitled to receive a pro rata share of (x) 25% of the Earnout, (y) 375,000 $11 Buyer Warrants and (z) 125,000 $9 Buyer Warrants (the consideration provided for in (x), (y) and (z), together, the "Working Interest Merger Consideration" and, together with the Common Stock Merger Consideration and the Preferred Stock Merger Consideration, the "Merger Consideration").

                  (b) Section 5.9 is deleted in its entirety.

                  (c) Section 9.1 is amended (i) by adding the following definition, in the appropriate order of the existing defined terms:

                           "Working Interest Purchase Agreement Amendment" means
                  the Assignment and Amendment dated January 11, 2002 to the Working Interest Purchase Agreement.

and; (ii) by deleting the following defined terms and replacing them with the following definitions:

                           "Company Capital Stock" means, collectively, the
                  Company Common Stock, the Company Preferred Stock and the New Company Preferred Stock.

                           "New Company Preferred Stock" means the 2002
                  preferred stock, par value $0.01 per share, of the Company.

                           "Working Interest Purchase Agreement" means the
                  Purchase and Sale Agreement dated as of December 16, 2001 by and between Buyer and the holders of certain Affiliate Interests other than the Royalty Trusts, in the form set forth on Exhibit G-1, as amended by the Working Interest Purchase Agreement Amendment.

                  (d) The Company Disclosure Schedule is hereby amended and supplemented to reflect the transactions contemplated by this Amendment and the Working Interest Purchase Agreement Amendment, and Buyer and Newco hereby accept such amendment and supplement.


                                   ARTICLE II

                                  MISCELLANEOUS


                  Section 2.1 Conditions to Effectiveness. This Amendment will become effective when, and only when, (a) Buyer, Newco and the Company shall have received counterparts of this Amendment executed by the other parties thereto and (b) the Working Interest Purchase Agreement Amendment shall have become effective according to its terms.

                  Section 2.2 References. Any and all references to the Merger Agreement and the Company Disclosure Schedule shall refer to such documents as amended by this Amendment.


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                  Section 2.3 Governing Law. This Amendment shall be construed and enforced in accordance with and governed by the internal laws of the State of Delaware without giving effect to principles of conflicts of laws thereof.

                  Section 2.4 Arbitration. Any dispute, controversy or claim arising out of or in relation to or in connection with this Amendment shall be subject to arbitration and to mandatory choice of judicial forum in the same fashion and to the same extent as disputes arising out of the Merger Agreement, as provided in Section 10.10 of the Merger Agreement.

                  Section 2.5 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute a single instrument.

                            [Signature Pages Follow]


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their duly authorized officers as of the day and year first above written.


                                       THE COMPANY:

                                       HALL-HOUSTON OIL COMPANY




                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       BUYER:

                                       ENERGY PARTNERS, LTD.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       NEWCO:

                                       SAINTS ACQUISITION SUBSIDIARY, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



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